Exhibit 31(a)

I, Bernardo Hees, certify that:

1.	I have reviewed this amendment no. 1 to the annual report on Form 10-K of H. J. Heinz Company; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 26, 2013

By:	/s/ Bernardo Hees
Name:	Bernardo Hees
Title:	Chief Executive Officer